UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2019

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Wright Brothers Drive

Salt Lake City, UT 84116

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2019, PolarityTE MD, Inc. (the “Company”), a subsidiary of PolarityTE, Inc., entered into a sublease agreement with Joseph M. Still Burn Centers, Inc., for 6,307 square feet of manufacturing, laboratory, and office space located at 3647 J. Dewey Grey Circle, Augusta, Georgia (the “Facility”). The Joseph M. Still Burn Center (the “JMS Burn Center”) is part of the Doctors Hospital complex in Augusta, Georgia.

The initial term of the sublease for the Facility is five years commencing April 22, 2019, and the Company has an option to renew for three years after the initial term and a second option to renew for an additional two years thereafter. The annual base rental rate during the initial term is $9,986, or a total of $119,833 per year, with a 3% annual increase as determined by a third-party fair market value analysis. In addition, the Company is obligated to pay (i) maintenance, repairs, replacements, and restorations to the Facility, (ii) its own utilities, and (iii) its share of operating expenses for the building based on the ratio of space leased by the Company to the total leasable square footage of the building.

The Company intends to use the Facility to establish a manufacturing node for SkinTE™, with the potential to manufacture other regenerative tissue products in the Company’s pipeline. We expect the manufacturing node at the facility will serve patients of the JMS Burn Center and the JMS Advanced Wound and Burn Clinic at Doctors Hospital, as well as patients of other medical facilities in the region.

This is the first manufacturing node we plan to develop for the production of SkinTE. Nodes are fully contained, scalable manufacturing facilities that the Company intends to build around the country in order to expedite the harvesting, manufacturing and deployment of SkinTE to patients. Selection criteria include proximity to large healthcare facilities and metropolitan regions with high patient volumes. The nodes employ the same high standards as PolarityTE’s central manufacturing facility in Salt Lake City.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: April 25, 2019	/s/ Paul Mann
Paul Mann
Chief Financial Officer

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